EXHIBIT 99.1
Element Solutions Inc
Releases Final 2018 Fourth Quarter and Full Year Financial Results

•	2018 net sales from continuing operations of $1.96 billion, an increase of 4% on a reported basis or 3% on an organic basis over 2017

•	2018 reported net loss from continuing operations of $77 million

•	2018 adjusted EBITDA from continuing operations of $421 million, an increase of 5% from last year

•	Reaffirming 2019 financial guidance:

◦	Organic net sales growth expected to be 1% to 3% year-over-year

◦	Adjusted EBITDA growth expected to be 5% to 8% on a constant currency basis from 2018

◦	Adjusted EPS of $0.82 to $0.87
West Palm Beach, Fla., February 28, 2019 -- Element Solutions Inc (NYSE:ESI) (“Element Solutions” or the “Company”), a global and diversified specialty chemicals company, today announced its financial results from continuing operations for the three and twelve months ended December 31, 2018.
Following today's filing of its annual report on Form 10-K, Element Solutions is providing its usual set of financial results for the three and twelve months ended December 31, 2018. Unless otherwise specified, the results presented in this press release exclude discontinued operations which relate to Element Solutions' former Agricultural Solutions business, which consisted of Arysta LifeScience Inc. and its subsidiaries.  The sale of Arysta LifeScience Inc. to UPL Corporation Ltd. for $4.2 billion in cash, subject to adjustments, closed on January 31, 2019. For the three and twelve months ended December 31, 2018, the Company's continuing operations include the then existing senior notes and term loans as well as the related liabilities and interest expense.

Executive Commentary

Chief Executive Officer Benjamin Gliklich said, “In line with the preliminary results we released on January 28th, our final 2018 results demonstrate strong performance for the year. We once again delivered organic growth, despite a difficult environment particularly in the second half. We remain cautious about macro conditions in 2019; however we continue to believe that we can grow the top line organically and deliver earnings growth over and above revenue growth.  Considering our improved balance sheet and our recent share buyback, this should be a year of strong earnings per share growth. We are even more excited to demonstrate the compelling cash flow characteristics of this business in the year to come. Finally, we remain committed to our goal of keeping our net leverage ratio below 3.5x adjusted EBITDA and, barring further opportunistic buybacks or tuck-in acquisitions, expect it to be less than 3.0x by the end of the year.”
Fourth Quarter 2018 Highlights (compared with fourth quarter 2017) for continuing operations:

•
Net sales on a reported basis for the fourth quarter of 2018 were $478 million, a decrease of 2% over the prior fourth quarter period. Organic net sales, which exclude the impact of currency changes, certain pass-through metal prices and acquisitions increased 1%.

◦	Electronics: Net sales decreased 4% to $282 million. Organic net sales decreased 1%.

◦	Industrial & Specialty: Net sales increased 1% to $196 million. Organic net sales increased 4%.

•	Reported net loss from continuing operations for the fourth quarter of 2018 was $14 million, as compared to a loss of $19 million for the fourth quarter of 2017.

•	Adjusted EBITDA for the fourth quarter of 2018 was $99 million, a decrease of 5%. On a constant currency basis, adjusted EBITDA decreased 1%.

◦	Electronics: Adjusted EBITDA was $58 million, a decrease of 8%. On a constant currency basis, adjusted EBITDA decreased 5%.

◦	Industrial & Specialty: Adjusted EBITDA was $41 million, an increase of 1%. On a constant currency basis, adjusted EBITDA increased 5%.

◦	Adjusted EBITDA margin for the combined company decreased by 50 basis points to 21%. On a constant currency basis, adjusted EBITDA margin decreased by 40 basis points.
Full Year 2018 Highlights (compared with full year 2017) for continuing operations:

•	Net sales on a reported basis for the full year 2018 were $1.96 billion, an increase of 4% over the prior full year period. Organic net sales increased 3%.

◦	Electronics: Net sales increased 3% to $1.16 billion. Organic net sales increased 2%.

◦	Industrial & Specialty: Net sales increased 6% to $804 million. Organic net sales increased 5%.

•	Reported net loss from continuing operations for the full year 2018 was $77 million, as compared to a net loss of $192 million in 2017.

•	Adjusted EBITDA for the full year 2018 was $421 million, an increase of 5%. On a constant currency basis, adjusted EBITDA increased 4%.

◦	Electronics: Adjusted EBITDA was $248 million, an increase of 6%. On a constant currency basis, adjusted EBITDA increased 5%.

◦	Industrial & Specialty: Adjusted EBITDA was $173 million, an increase of 3%. On a constant currency basis, adjusted EBITDA increased 2%.

◦	Adjusted EBITDA margin for the combined company improved by 10 basis points to 21%. On a constant currency basis, adjusted EBITDA margin remained flat.

2019 Guidance Reaffirmed

Element Solutions reaffirmed its prior 2019 financial guidance. For 2019, the Company expects organic net sales growth of between 1% and 3% and constant currency adjusted EBITDA growth of between 5% and 8%. Based on year-end 2018 exchange rates, the Company anticipates foreign exchange headwinds of approximately 2% to net sales and approximately $15 million to adjusted EBITDA. Adjusted earnings per share is expected to be between $0.82 and $0.87, including impact of lower share count as a result of the Company's repurchase of 37 million shares on February 8, 2019. This expected range benefits from an improved tax rate expectation of 27% vs. the 34% used in 2018.
Recent Developments
On January 31, 2019, the Company completed the sale of its former Agricultural Solutions segment to UPL Corporation Limited (the "Arysta Sale") for $4.2 billion in cash, subject to adjustments. On the closing date of the Arysta Sale, the Company changed its name from "Platform Specialty Products Corporation" to "Element Solutions Inc" and, effective February 1, 2019, its shares of common stock began trading on the NYSE under the ticker symbol “ESI.” The Company also launched a new corporate website: www.elementsolutionsinc.com. Element Solutions' investor relations information, including press releases and links to its filings with the Securities and Exchange Commission, can now be found on this website.
Using the proceeds from the Arysta Sale, on January 31, 2019, the Company paid down its outstanding debt under its prior credit agreement, which was then terminated. In addition, on January 31, 2019, the Company entered into a new credit agreement which provides for new senior secured credit facilities in an aggregate principal amount of $1.08 billion, consisting of a revolving facility of $330 million maturing in 2024 and a term loan of $750 million maturing in 2026. On the closing date of the Arysta Sale, the $750 million term loan was borrowed under the Company's new credit agreement. Effective February 1, 2019, the Company's outstanding 6.00% EUR Notes due 2023 and 6.50% USD Notes due 2022 were redeemed. As a result, the Company's new debt capital structure consists of its outstanding 5.875% senior notes due 2025 and borrowings under the new credit agreement.
Finally, on February 8, 2019, as part of its previously-announced stock repurchase program, Element Solutions repurchased 37 million shares of its common stock from Pershing Square Capital Management, L.P., advisor to certain Pershing Square investment funds, in a privately-negotiated transaction, for an aggregate purchase price of $434 million. These repurchased shares, which represented approximately 13% of the Company's issued and outstanding common stock, were retired on that date.
About Element Solutions
Element Solutions Inc is a leading specialty chemicals company whose businesses formulate a broad range of solutions that enhance the performance of products people use every day. Developed in multi-step technological processes, our businesses’ innovative solutions enable customers' manufacturing processes in several key industries, including electronic circuitry, communications infrastructure, automotive systems, industrial surface finishing, consumer packaging and offshore energy.

More information about the Company is available at www.elementsolutionsinc.com.
Forward-Looking Statements
This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws. These statements will often contain words such as "expect," "anticipate," "project," "will," "should," "believe," "intend," "plan," "estimate," "predict," "seek," "continue," "outlook," "may," "might," "should," "can have," "likely," "potential" "target" or "goal" and variations of such words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements, beliefs, projections and expectations regarding the Company's 2019 financial guidance; macro conditions in 2019; organic and earnings growth; earning per share growth; cash flow of the Company's businesses; the Company's goal of keeping its net leverage ratio below 3.5x adjusted EBITDA and expected net leverage ratio of 3.0x adjusted EBITDA by the end of the year. These projections and statements are based on management's estimates, assumptions or expectations with respect to future events and financial performance, and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying estimates, assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the Company's ability to realize the anticipated benefits, efficiencies and cost savings expected from the recent sale of its Agricultural Solutions business; the impact of this transaction on the Company's share price and market volatility; the Company’s ability to retain customers and suppliers, retain or hire key personnel, and maintain relationships with customers, suppliers and lenders; the success of the Company’s leadership transition and go-forward structure and strategy; the impact of acquisitions, divestitures, restructurings, refinancings, and other unusual items, including the Company's ability to raise and/or retire new debt and/or equity and to integrate and obtain the anticipated benefits, results and synergies from these items or other related strategic initiatives. Additional information concerning these and other factors that could cause actual results to vary is, or will be, included in Element Solutions' periodic and other reports filed with the Securities and Exchange Commission. Element Solutions undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ELEMENT SOLUTIONS INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2018	2017	2018	2017
Net sales	$478.4	$488.6	$1,961.0	$1,878.6
Cost of sales	276.2	276.4	1,123.4	1,064.8
Gross profit	202.2	212.2	837.6	813.8
Operating expenses:
Selling, technical, general and administrative	120.2	147.0	544.8	567.2
Research and development	11.2	12.6	44.3	46.4
Total operating expenses	131.4	159.6	589.1	613.6
Operating profit	70.8	52.6	248.5	200.2
Other (expense) income:
Interest expense, net	(77.6)	(80.6)	(311.0)	(336.9)
Foreign exchange loss	(5.9)	(6.2)	(5.5)	(53.7)
Other income (expense), net	1.2	(73.4)	14.8	(70.0)
Total other expense	(82.3)	(160.2)	(301.7)	(460.6)
Loss before income taxes and non-controlling interests	(11.5)	(107.6)	(53.2)	(260.4)
Income tax benefit (expense)	(2.7)	88.8	(23.8)	68.6
Net loss from continuing operations	(14.2)	(18.8)	(77.0)	(191.8)
Income (loss) from discontinued operations, net of tax	50.4	(126.9)	(242.9)	(103.8)
Net income (loss)	36.2	(145.7)	(319.9)	(295.6)
Net (income) loss attributable to the non-controlling interests	(1.0)	4.2	(4.5)	(0.6)
Net income (loss) attributable to stockholders	$35.2	$(141.5)	$(324.4)	$(296.2)

(Loss) earnings per share
Basic from continuing operations	$(0.05)	$(0.06)	$(0.27)	$(0.68)
Basic from discontinued operations	0.17	(0.43)	(0.86)	(0.36)
Basic attributable to common stockholders	$0.12	$(0.49)	$(1.13)	$(1.04)

Diluted from continuing operations	$(0.05)	$(0.06)	$(0.27)	$(0.68)
Diluted from discontinued operations	0.17	(0.43)	(0.86)	(0.36)
Diluted attributable to common stockholders	$0.12	$(0.49)	$(1.13)	$(1.04)

Weighted average common shares outstanding
Basic	288.4	287.2	288.2	$286.1
Diluted	288.4	287.4	288.2	$286.1

ELEMENT SOLUTIONS INC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
(in millions)	2018	2017
Assets
Cash & cash equivalents	$233.6	$258.4
Accounts receivable, net of allowance for doubtful accounts of $7.7 and $8.2 at December 31, 2018 and 2017, respectively	382.4	399.8
Inventories	188.1	186.4
Prepaid expenses	14.3	20.2
Other current assets	42.5	43.7
Current assets of discontinued operations	1,621.3	1,432.1
Total current assets	2,482.2	2,340.6
Property, plant and equipment, net	266.9	287.4
Goodwill	2,182.6	2,252.6
Intangible assets, net	1,024.5	1,160.8
Other assets	32.9	42.4
Non-current assets of discontinued operations	3,412.4	4,168.6
Total assets	$9,401.5	$10,252.4
Liabilities & stockholders' equity
Accounts payable	$100.9	$111.2
Current installments of long-term debt and revolving credit facilities	25.3	10.1
Accrued expenses and other current liabilities	189.5	205.5
Current liabilities of discontinued operations	826.8	764.9
Total current liabilities	1,142.5	1,091.7
Debt and capital lease obligations	5,350.7	5,437.1
Pension and post-retirement benefits	49.5	56.3
Deferred income taxes	133.0	170.0
Contingent consideration	57.4	79.2
Other liabilities	71.1	85.5
Non-current liabilities of discontinued operations	416.2	472.6
Total liabilities	7,220.4	7,392.4
Stockholders' equity
Preferred stock - Series A	—	—
Common stock, 400.0 shares authorized (2018: 289.3 shares issued; 2017: 287.4 shares issued)	2.9	2.9
Additional paid-in capital	4,062.1	4,032.0
Treasury stock (2018: 0.3 shares; 2017: 0.0 shares)	(3.5)	(0.1)
Accumulated deficit	(1,195.4)	(869.7)
Accumulated other comprehensive loss	(756.9)	(422.0)
Total stockholders' equity	2,109.2	2,743.1
Non-controlling interests	71.9	116.9
Total equity	2,181.1	2,860.0
Total liabilities and stockholders' equity	$9,401.5	$10,252.4

ELEMENT SOLUTIONS INC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	2018					2017
(in millions)	Q1	Q2	Q3	Q4	FY	FY
Cash flows from operating activities:
Net income (loss)	$38.0	$11.8	$(405.9)	$36.2	$(319.9)	$(295.6)
Net income (loss) from discontinued operations, net of tax	46.9	61.4	(401.6)	50.4	(242.9)	(103.8)
Net loss from continuing operations	(8.9)	(49.6)	(4.3)	(14.2)	(77.0)	(191.8)
Reconciliations of net loss to net cash flows (used in) provided by operating activities:
Depreciation and amortization	40.2	39.6	38.7	38.2	156.7	156.0
Deferred income taxes	(0.6)	(17.4)	5.2	(41.9)	(54.7)	(134.1)
Foreign exchange (gain) loss	(8.6)	0.9	4.3	3.2	(0.2)	45.8
Other, net	(4.5)	10.1	12.6	(14.2)	4.0	75.1
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(11.7)	0.4	(4.4)	16.6	0.9	(21.5)
Inventory	(17.0)	(10.1)	(3.7)	12.0	(18.8)	(9.2)
Accounts payable	4.9	7.3	(7.4)	(10.3)	(5.5)	(3.3)
Accrued expenses	(39.5)	40.5	(40.9)	29.3	(10.6)	2.5
Prepaid expenses and other current assets	6.1	11.4	(6.8)	(0.2)	10.5	(13.0)
Other assets and liabilities	(9.8)	3.6	(7.0)	7.1	(6.1)	59.2
Net cash flows (used in) provided by operating activities of continuing operations	(49.4)	36.7	(13.7)	25.6	(0.8)	(34.3)
Cash flows from investing activities:
Capital expenditures	(4.8)	(6.2)	(8.6)	(8.8)	(28.4)	(30.8)
Proceeds from disposal of property, plant and equipment	—	1.6	0.1	2.5	4.2	16.9
Proceeds from the sale of equity investment	25.0	—	—	—	25.0	—
Acquisition of business, net of cash acquired	—	(28.2)	—	—	(28.2)	—
Other, net	(0.8)	1.6	2.3	0.5	3.6	(5.0)
Net cash flows provided by (used in) investing activities of continuing operations	19.4	(31.2)	(6.2)	(5.8)	(23.8)	(18.9)
Cash flows from financing activities:
Debt proceeds, net of discount and premium	—	—	—	—	—	4,142.7
Repayments of borrowings	(0.1)	(0.1)	(0.2)	(22.1)	(22.5)	(4,122.5)
Change in lines of credit, net	52.0	8.0	(60.0)	25.0	25.0	—
Proceeds from issuance of common stock, net	—	—	—	1.4	1.4	1.4
Payment of financing fees	—	—	—	(1.4)	(1.4)	(22.6)
Other, net	(0.4)	(0.3)	0.3	(3.5)	(3.9)	(0.7)
Net cash flows provided by (used in) financing activities of continuing operations	51.5	7.6	(59.9)	(0.6)	(1.4)	(1.7)
Cash flows from discontinued operations:
Net cash flows (used in) provided by operating activities of discontinued operations	(111.7)	32.7	42.0	29.1	(7.9)	185.3
Net cash flows used in investing activities of discontinued operations	(12.6)	(8.3)	(11.6)	(18.7)	(51.2)	(28.6)
Net cash flows provided by (used in) financing activities of discontinued operations	22.7	21.4	17.9	(18.2)	43.8	(74.5)
Net cash flows (used in) provided by discontinued operations	(101.6)	45.8	48.3	(7.8)	(15.3)	82.2
Effect of exchange rate changes on cash, cash equivalents and restricted cash	14.1	(29.9)	(7.8)	(3.4)	(27.0)	33.1
Net (decrease) increase in cash, cash equivalents and restricted cash	(66.0)	29.0	(39.3)	8.0	(68.3)	60.4
Cash, cash equivalents and restricted cash at beginning of period	483.9	417.9	446.9	407.6	483.8	423.4
Cash, cash equivalents and restricted cash at end of period	$417.9	$446.9	$407.6	$415.5	$415.5	$483.8

Supplemental disclosure information of continuing operations:
Cash paid for interest	$84.4	$62.6	$85.8	$60.6	$293.4	$315.7
Cash paid for income taxes	$18.2	$21.7	$18.6	$20.4	$78.9	$73.9

ELEMENT SOLUTIONS INC
ADDITIONAL FINANCIAL INFORMATION
(Unaudited)

I. UNAUDITED SEGMENT RESULTS - CONTINUING OPERATIONS
	Three Months Ended December 31,					Twelve Months Ended December 31,
($ amounts in millions)	2018	2017	Reported	Constant Currency	Organic	2018	2017	Reported	Constant Currency	Organic
Net Sales
Electronics	$282.1	$293.9	(4%)	(1%)	(1%)	$1,157.5	$1,122.6	3%	2%	2%
Industrial & Specialty	196.3	194.7	1%	4%	4%	803.5	756.0	6%	5%	5%
Total	$478.4	$488.6	(2%)	1%	1%	$1,961.0	$1,878.6	4%	3%	3%

Adjusted EBITDA
Electronics	$58.3	$63.2	(8%)	(5%)		$248.2	$233.1	6%	5%
Industrial & Specialty	40.6	40.3	1%	5%		172.5	168.1	3%	2%
Total	$98.9	$103.5	(5%)	(1%)		$420.7	$401.2	5%	4%

	Three Months Ended December 31,			Constant Currency		Twelve Months Ended December 31,			Constant Currency
($ amounts in millions)	2018	2017	Change	2018	Change	2018	2017	Change	2018	Change
Adjusted EBITDA Margin
Electronics	20.7%	21.5%	(80)bps	20.7%	(80)bps	21.4%	20.8%	60bps	21.3%	50bps
Industrial & Specialty	20.7%	20.7%	—	20.9%	20bps	21.5%	22.2%	(70)bps	21.5%	(70)bps
Total	20.7%	21.2%	(50)bps	20.8%	(40)bps	21.5%	21.4%	10bps	21.4%	—

II. SELECTED FINANCIAL DATA - CONTINUING OPERATIONS
	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2018	2017	2018	2017
Interest expense	$79.2	$81.5	$314.4	$338.3
Interest paid	60.6	71.7	293.4	315.7
Income tax expense (benefit)	2.7	(88.8)	23.8	(68.6)
Income taxes paid	20.4	19.4	78.9	73.9
Capital expenditures	8.8	6.3	28.4	30.8
Proceeds from disposal of property, plant and equipment	2.5	2.7	4.2	16.9

ELEMENT SOLUTIONS INC
SUPPLEMENTAL SEGMENT INFORMATION
(Unaudited)

QUARTERLY RESULTS OVERVIEW - CONTINUING OPERATIONS
	2018				2017
(in millions)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net sales
Electronics	$288.0	$295.7	$291.7	$282.1	$262.7	$276.9	$289.1	$293.9
Industrial & Specialty	204.5	205.9	196.8	196.3	184.4	185.4	191.5	194.7
Total	$492.5	$501.6	$488.5	$478.4	$447.1	$462.3	$480.6	$488.6

Adjusted EBITDA
Electronics	$60.1	$64.9	$64.9	$58.3	$50.8	$56.0	$63.1	$63.2
Industrial & Specialty	44.0	44.5	43.4	40.6	43.6	39.5	44.7	40.3
Total	$104.1	$109.4	$108.3	$98.9	$94.4	$95.5	$107.8	$103.5

Non-GAAP Measures
To supplement the financial measures prepared in accordance with GAAP, Element Solutions has provided in this release the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings per share (EPS), adjusted EPS guidance, net debt to adjusted EBITDA ratio, and organic net sales growth. The Company also evaluates and presents its results of operations on a constant currency basis.
Management internally reviews each of the non-GAAP measures mentioned above to evaluate performance on a comparative period-to-period basis in terms of absolute performance, trends and expected future performance with respect to the Company’s business, and believes that these non-GAAP measures provide investors with an additional perspective on trends and underlying operating results on a period-to-period comparable basis.  The Company also believes that investors find this information helpful in understanding the ongoing performance of its operations separate from items that may have a disproportionate positive or negative impact on its financial results in any particular period or are considered to be costs associated with its capital structure.  These non-GAAP financial measures, however, have limitations as analytical tools, and should not be considered in isolation from, a substitute for, or superior to, the related financial information that Element Solutions reports in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements, and may not be completely comparable to similarly titled measures of other companies due to potential differences in calculation methods. In addition, these measures are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded or included in determining these non-GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate the Company's businesses.
The Company only provides adjusted EBITDA guidance, adjusted EPS guidance and organic net sales growth expectations on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for restructurings, refinancings, divestitures, integration and acquisition-related expenses, share-based compensation amounts, non-recurring, unusual or unanticipated charges, expenses or gains, adjustments to inventory and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.
Constant Currency:
The Company discloses net sales and adjusted EBITDA on a constant currency basis by adjusting to exclude the impact of changes due to the translation of foreign currencies of its international locations into U.S. dollar. Management believes this non-GAAP financial information facilitates period-to-period comparison in the analysis of trends in business performance, thereby providing valuable supplemental information regarding its results of operations, consistent with how the Company internally evaluates its financial results.
The impact of foreign currency translation is calculated by converting the Company's current-period local currency financial results into U.S. dollar using the prior period's exchange rates and comparing these adjusted amounts to its prior period reported results. The difference between actual growth rates and constant currency growth rates represents the impact of foreign currency translation.
Organic Net Sales Growth:
Organic net sales growth is defined as net sales excluding the impact of foreign currency translation, changes due to the pass-through pricing of certain metals, and acquisitions and/or divestitures, as applicable. Management believes this non-GAAP financial measure provides investors with a more complete understanding of the underlying net sales trends by providing comparable net sales over differing periods on a consistent basis.

The following tables reconcile GAAP net sales growth to organic net sales growth for the three and twelve months ended December 31, 2018:

	Three Months Ended December 31, 2018
	Reported Net Sales Growth	Impact of Currency	Constant Currency	Change in Pass-Through Metals Pricing	Acquisitions	Organic Net Sales Growth
Electronics	(4)%	3%	(1)%	0%	(1)%	(1)%
Industrial & Specialty	1%	3%	4%	—%	—%	4%
Total	(2)%	3%	1%	0%	0%	1%
NOTE: Totals may not sum due to rounding.

	Twelve Months Ended December 31, 2018
	Reported Net Sales Growth	Impact of Currency	Constant Currency	Change in Pass-Through Metals Pricing	Acquisitions	Organic Net Sales Growth
Electronics	3%	(1)%	2%	0%	(1)%	2%
Industrial & Specialty	6%	(1)%	5%	—%	—%	5%
Total	4%	(1)%	3%	0%	0%	3%
NOTE: Totals may not sum due to rounding.
For the three months ended December 31, 2018, Electronics' and the Company's consolidated results were positively impacted by $2.2 million of acquisitions and negatively impacted by $1.4 million of pass-through metals pricing.
For the twelve months ended December 31, 2018, Electronics' and the Company's consolidated results were positively impacted by $5.7 million of acquisitions and negatively impacted by $3.4 million of pass-through metals pricing.
Adjusted Earnings Per Share:
Adjusted earnings per share (EPS) is defined as net loss from continuing operations attributable to common stockholders adjusted to reflect adjustments consistent with the Company's definition of adjusted EBITDA. Additionally, the Company eliminates the amortization associated with intangibles assets recognized in purchase accounting for acquisitions. Further, the Company adjusts its effective tax rate to 34% for the three and twelve months ended December 31, 2018 and 35% for the three and twelve months ended December 31, 2017, as described in footnote (11) under the reconciliation table below. The 2019 adjusted EPS guidance reflects the elimination of the step-up depreciation associated with fixed assets recognized in purchase accounting for acquisitions and an effective tax rate of 27%. In addition, this guidance is based on the Company's new capital structure by assuming that the Arysta Sale had closed, and the new credit agreement had been in place, on January 1, 2019, which the Company believes is more reflective of the go-forward capital structure of the Company.
The resulting adjusted net income from continuing operations is then divided by Element Solution's outstanding number of shares of common stock plus the number of shares that would be issued if all convertible stock was converted to common stock, stock options were vested and exercised and equity grants were vested and issued at each period presented. Adjusted earnings per share is a key metric used by management to measure operating performance and trends as management believes the exclusion of certain expenses in calculating adjusted earnings per share facilitates operating performance comparisons on a period-to-period basis.

The following table reconciles GAAP "Net income (loss) attributable to common stockholders" to "Adjusted net income from continuing operations attributable to common stockholders" and presents the adjusted number of common shares used in calculating adjusted earnings per share for each period presented below:

		Three Months Ended December 31,		Twelve Months Ended December 31,
(amounts in millions, except per share amounts)		2018	2017	2018	2017
Net income (loss) attributable to common stockholders		$35.2	$(141.5)	$(324.4)	$(296.2)
Net income (loss) from discontinued operations attributable to common stockholders		48.2	(123.2)	(245.9)	(102.1)
Net loss from continuing operations attributable to common stockholders		(13.0)	(18.3)	(78.5)	(194.1)
Reversal of amortization expense	(1)	27.4	27.9	112.1	109.6
Restructuring expense	(2)	2.0	7.3	6.3	23.5
Acquisition and integration costs	(3)	2.4	0.2	12.1	4.1
Legal settlement	(4)	—	(0.2)	—	(10.8)
Foreign exchange loss on foreign denominated external and internal long-term debt	(5)	5.3	4.1	6.0	53.4
Debt refinancing costs	(6)	0.5	68.5	0.5	83.1
Pension plan settlement	(7)	—	10.5	—	10.5
Gain on sale of equity investment	(8)	—	—	(11.3)	—
Change in fair value of contingent consideration	(9)	(24.3)	0.2	(21.8)	3.4
Other, net	(10)	8.7	0.4	14.4	1.5
Tax effect of pre-tax non-GAAP adjustments	(11)	(7.5)	(41.6)	(40.2)	(97.4)
Adjustment to estimated effective tax rate	(11)	6.7	(51.2)	41.9	22.5
Adjustment to reverse loss attributable to certain non-controlling interests	(12)	(1.3)	(0.5)	1.3	2.1
Adjusted net income from continuing operations attributable to common stockholders		$6.9	$7.3	$42.8	$11.4

Adjusted earnings per share from continuing operations	(13)	$0.02	$0.02	$0.14	$0.04

Adjusted common shares outstanding	(13)	301.3	299.9	301.9	300.1

(1)
The Company eliminates amortization expense associated with intangible assets recognized in purchase accounting for acquisitions. The Company believes these adjustments provide insight with respect to the cash flows necessary to maintain and enhance its product portfolio.

(2)
The Company adjusts for costs of restructuring its operations, including those related to its acquired businesses. The Company adjusts these costs because it believes they are not reflective of ongoing operations.

(3)
The Company adjusts for costs associated with acquisition and integration activity, including costs of obtaining related financing such as investment banking, legal and accounting fees, and transfer taxes. The Company adjusts these costs because it believes they are not reflective of ongoing operations.

(4)
The Company adjusts for certain legal settlements which it believes are not reflective of ongoing operations, including the 2017 settlement agreement between MacDermid Printing Solutions LLC (now known as MacDermid Graphics Solutions LLC) and E.I. du Pont de Nemours and Company (now known as DowDuPont Inc.) which resulted in a net gain of $10.8 million.

(5)
The Company adjusts for foreign exchange loss on long-term intercompany and third-party debt because it expects the period-to-period movement of these currencies to offset on a long-term basis and, due to their long-term nature, are not fully realized. The Company does not exclude foreign exchange gains and losses on short-term intercompany and third-party payables and receivables.

(6)
The Company adjusts for costs related to the redemption of its 10.375% senior notes due 2021 and the refinancings of its term loan debt because it believes these costs are not reflective of ongoing operations. These refinancings consisted of $74.4 million of write-off of deferred financing fees and original issuance premiums and discounts, and $8.8 million of debt issuance costs, each in 2017.

(7)
The Company adjusts for costs related to significant pension plan settlements and curtailments. 2017 adjustments related primarily to the settlement of the Company's pension obligation in the United Kingdom. The Company adjusts these costs because it believes they are not reflective of ongoing operations.

(8)	The Company adjusts for a gain on the sale of an equity investment in 2018 because it believes it is not reflective of ongoing operations.

(9)
The Company adjusts for changes in the fair value of contingent consideration related to the acquisition of MacDermid, Incorporated (the "MacDermid Acquisition"). The Company adjusts these costs because it believes they are not reflective of ongoing operations.

(10)
The Company's 2018 adjustments include $11.0 million of employee-related expenses associated with the sale of its former Agricultural Solutions business, which expenses do not qualify for discontinued operations, and certain profession consulting fees. The Company's

2017 adjustments include a non-recurring severance payment to a senior executive. The Company adjusts these costs because it believes they are not reflective of ongoing operations.

(11)
The Company adjusts its effective tax rate to 34% for the three and twelve months ended December 31, 2018. This adjustment does not reflect the Company’s current or near-term tax structure, including limitations on its ability to utilize net operating losses and foreign tax credits in certain jurisdictions. These factors significantly increase the Company's effective tax rate from 34%. The Company also applies an effective tax rate of 34% to pre-tax non-GAAP adjustments. For the three and twelve months ended December 31, 2017, before the enactment of the Tax Cuts and Jobs Act in December 2017, the Company adjusted its effective tax rate to 35%. The Company adjusts the effective tax rates because it believes it provides a meaningful comparison of its performance between periods.

(12)
The Company adjusts for the income or loss attributable to non-controlling interests created at the time of the MacDermid Acquisition because holders of such equity interest are expected to convert their holdings into shares of Element Solutions' common stock. The Company adjusts these non-controlling interests because it believes they are not reflective of ongoing operations.

(13)
The Company defines "Adjusted common shares" as the outstanding shares of its common stock at December 31, 2018 or 2017, plus the number of shares that would be issued if all convertible stock was converted into common stock, stock options were vested and exercised and awarded equity grants were vested as of December 31, 2018 or 2017, as applicable. The Company adjusts the number of outstanding shares of its common stock for this calculation to provide an understanding of the Company’s results of operations on a per share basis. See table below for further information.

NON-GAAP ADJUSTED SHARES AT DECEMBER 31, 2018 AND 2017 (UNAUDITED)

The following table shows Element Solution's adjusted common shares outstanding at each period presented which consists of Element Solution's outstanding number of shares of common stock plus the number of shares that would be issued if all convertible stock was converted into common stock, stock options were vested and exercised and equity grants were vested and issued at each period presented:

	2018		2017
(amounts in millions)	Q4	FY Average	Q4	FY Average
Basic outstanding common shares	289.0	288.4	287.4	286.6
Number of shares issuable upon conversion of PDH Common Stock	4.0	4.1	4.8	5.5
Number of shares issuable upon conversion of Series A Preferred Stock	2.0	2.0	2.0	2.0
Number of shares issuable upon vesting and exercise of Stock Options	0.5	0.7	0.7	0.7
Number of shares issuable upon vesting of granted Equity Awards	5.8	6.7	5.0	5.3
Adjusted common shares outstanding	301.3	301.9	299.9	300.1

EBITDA and Adjusted EBITDA:
EBITDA represents earnings before interest, provision for income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, excluding the impact of additional items included in GAAP earnings which we believe are not representative or indicative of our ongoing business, as described in the footnotes located under the Adjusted Earnings Per Share reconciliation table above. Adjusted EBITDA for each segment also includes an allocation of corporate costs, such as compensation expense and professional fees. Management believes adjusted EBITDA and adjusted EBITDA margin provide investors with a more complete understanding of the long-term profitability trends of Element Solution's business and facilitate comparisons of its profitability to prior and future periods. However, these measures, which do not consider certain cash requirements, should not be construed as an alternative to net income or cash flow from operations as a measure of profitability or liquidity.
The following tables reconcile GAAP net income (loss) attributable to common stockholders to adjusted EBITDA for each of the periods presented:

		2018
(amounts in millions)		Q1	Q2	Q3	Q4	FY
Net income (loss) attributable to common stockholders		$37.3	$12.0	$(408.9)	$35.2	$(324.4)
Add (subtract):
Net income (loss) attributable to the non-controlling interests		0.7	(0.2)	3.0	1.0	4.5
(Income) loss from discontinued operations, net of tax		(46.9)	(61.4)	401.6	(50.4)	242.9
Income tax expense (benefit)		9.9	30.0	(18.8)	2.7	23.8
Interest expense, net		77.2	78.3	77.9	77.6	311.0
Depreciation expense		11.7	11.2	10.9	10.8	44.6
Amortization expense		28.5	28.4	27.8	27.4	112.1
EBITDA		118.4	98.3	93.5	104.3	414.5
Adjustments to reconcile to Adjusted EBITDA:
Restructuring expense	(2)	1.7	1.6	1.0	2.0	6.3
Acquisition and integration costs	(3)	1.0	3.5	5.2	2.4	12.1
Foreign exchange (gain) loss on foreign denominated external and internal long-term debt	(5)	(7.7)	4.6	3.8	5.3	6.0
Debt refinancing costs	(6)	—	—	—	0.5	0.5
Gain on sale of equity investment	(8)	(11.3)	—	—	—	(11.3)
Change in fair value of contingent consideration	(9)	0.5	1.0	1.0	(24.3)	(21.8)
Other, net	(10)	1.5	0.4	3.8	8.7	14.4
Adjusted EBITDA		$104.1	$109.4	$108.3	$98.9	$420.7
NOTE: For the footnote descriptions, please refer to the footnotes located under the Adjusted Earnings Per Share reconciliation table above.

		2017
(amounts in millions)		Q1	Q2	Q3	Q4	FY
Net loss attributable to common stockholders		$(24.4)	$(61.1)	$(69.2)	$(141.5)	$(296.2)
Add (subtract):
Net income (loss) attributable to the non-controlling interests		0.8	1.1	2.9	(4.2)	0.6
(Income) loss from discontinued operations, net of tax		(38.6)	(13.9)	29.4	126.9	103.8
Income tax expense (benefit)		17.8	4.0	(1.6)	(88.8)	(68.6)
Interest expense, net		87.8	83.8	84.7	80.6	336.9
Depreciation expense		11.1	11.4	12.3	11.6	46.4
Amortization expense		26.6	27.4	27.7	27.9	109.6
EBITDA		81.1	52.7	86.2	12.5	232.5
Adjustments to reconcile to Adjusted EBITDA:
Restructuring expense	(2)	2.3	5.0	8.9	7.3	23.5
Acquisition and integration costs	(3)	3.1	0.4	0.4	0.2	4.1
Legal settlement	(4)	—	(10.6)	—	(0.2)	(10.8)
Foreign exchange loss on foreign denominated external and internal long-term debt	(5)	4.2	33.6	11.5	4.1	53.4
Debt refinancing costs	(6)	1.0	12.8	0.8	68.5	83.1
Pension plan settlement	(7)	—	—	—	10.5	10.5
Change in fair value of contingent consideration	(9)	1.1	1.2	0.9	0.2	3.4
Other, net	(10)	1.6	0.4	(0.9)	0.4	1.5
Adjusted EBITDA		$94.4	$95.5	$107.8	$103.5	$401.2
NOTE: For the footnote descriptions, please refer to the footnotes located under the Adjusted Earnings Per Share reconciliation table above.
Net Debt to Adjusted EBITDA Ratio:
Net debt to adjusted EBITDA Ratio is defined as total debt and capital lease obligations, excluding unamortized premium, discounts and debt issuance costs, less cash divided by adjusted EBITDA.
CONTACT:
Investor Relations:
Carey Dorman
Corporate Treasurer and Vice President, Investor Relations
Element Solutions Inc
1-561-406-8465

Media:
Liz Cohen
Managing Director
Kekst CNC
1-212-521-4845